SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2005

ARAMARK CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-16807	23-3086414
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Market Street Philadelphia, Pennsylvania	19107
(Address of Principal Executive Offices)	Zip Code

Registrant’s telephone, including area code: 215-238-3000

N/A

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On May 10, 2005, the Board of Directors of ARAMARK Corporation (the “Company”) approved new compensation for the Company’s Board. As described in the summary of the Board’s compensation, which is attached hereto as Exhibit 10.1, the Company’s directors will now receive a total of $125,000 of annual compensation composed of $62,500 in cash and $62,500 worth of stock options, based on a Black Scholes valuation, granted in quarterly installments. In addition, committee chairmen will receive an annual retainer of $10,000. Finally, Directors are reimbursed for travel and other expenses in connection with their service on the Board and Board committees.

On May 10, 2005, the Board of Directors also adopted a 2005 Stock Unit Retirement Plan (the “2005 SURP”) and a 2005 Deferred Compensation Plan for Directors (the “2005 Directors’ Plan”) that comply with the recently-enacted deferred compensation rules set forth in Section 409A of the Internal Revenue Code. Any shares issued under the 2005 SURP or the 2005 Directors’ Plan are issued under the Company’s 2001 Equity Incentive Plan. The 2005 SURP is substantially similar to the Company’s 2001 Stock Unit Retirement Plan (the “2001 SURP”), except for the following significant changes that are required by the new deferred compensation rules:

•	Under the 2005 SURP, new employees or employees who become newly eligible to participate must make their deferral election within 30 days of becoming eligible to participate, while under the 2001 SURP, an election could be made at any time.

•	Under the 2005 SURP, beginning on January 1, 2006, deferrals may not be stopped or decreased during any calendar year (participants must change their election for the subsequent calendar year prior to the end of the preceding calendar year), while the 2001 SURP permitted such changes at any time.

•	For certain “specified employees” (top 50 compensated employees), payouts cannot be made until six (6) months after termination of employment under the 2005 SURP, while under the 2001 SURP, payouts could be made immediately after termination of employment.

•	The hardship withdrawal provision is more restrictive under the 2005 SURP. For example, there must be an unforeseeable emergency resulting from an illness or accident of the participant or certain family members or a casualty loss, while the 2001 SURP permits withdrawals due to an immediate and heavy financial need which cannot be met from other resources reasonably available to the participant.

•	The 2005 SURP does not permit participants to elect to change their payout option after they have commenced participating in the Plan.

Similarly, the 2005 Directors’ Plan is substantially similar to the Company’s Directors’ Deferred Compensation Plan (the “Directors’ Plan”), except for the following significant changes:

•	Under the 2005 Directors’ Plan, directors must make (or change) deferral elections for a calendar year prior to the end of the preceding calendar year. The Directors’ Plan permitted the Corporate Governance and Human Resources Committee to modify the deferral rule.

•	The 2005 Directors’ Plan provides that a director may not elect to stop deferrals during any calendar year, whereas directors could cease deferrals during the calendar year under the Directors’ Plan

•	The 2005 Directors’ Plan provides that upon the director’s death, the entire account balance will be paid to the director’s beneficiaries or, in the event that no beneficiary is designated, the director’s estate. The Directors’ Plan provided that unless the director elected otherwise, payment would be made to a director’s beneficiary in the same manner as the director would have received payment.

•	The 2005 Directors’ Plan eliminates the ability of the Board to terminate the deferral program and provide that all amounts deferred will be distributed in a lump sum.

•	The definition of “change in control” also has been modified in the 2005 Directors’ Plan in a few minor respects to comply with the new rules.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

10.1	ARAMARK Directors’ Compensation Summary.

10.2	ARAMARK 2005 Stock Unit Retirement Plan.

10.3	ARAMARK 2005 Deferred Compensation Plan for Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAMARK CORPORATION

Date: May 13, 2005	By:	/s/ L. FREDERICK SUTHERLAND
	Name:	L. Frederick Sutherland
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	ARAMARK Directors’ Compensation Summary.

10.2	ARAMARK 2005 Stock Unit Retirement Plan.

10.3	ARAMARK 2005 Deferred Compensation Plan for Directors.